As filed with the Securities and Exchange Commission on May 9, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSEEGO CORP.

(Exact name of registrant as specified in its charter)

Delaware	81-3377646
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12600 Deerfield Parkway, Suite 100

Alpharetta, Georgia 30004

(858) 812-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Smith

Executive Vice President and Chief Financial Officer

Inseego Corp.

9605 Scranton Road, Suite 300

San Diego, California 92121

(858) 812-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Teri O’Brien, Esq.

Paul Hastings LLP

4747 Executive Drive, 12th Floor

San Diego, California 92121

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, including related rights to purchase Series D Preferred Stock (3)	13,973,799 (4)	$4.73	$66,096,069.27	$8,010.84

(1)

All 13,973,799 shares of common stock registered pursuant to this registration statement are to be offered by the selling stockholders named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of the common stock of Inseego Corp. (the “Company”), par value $0.001 per share (the “Common Stock”), as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of the Common Stock, as reported on the NASDAQ Global Select Market, on May 3, 2019, a date within five business days prior to the filing of this registration statement.

(3)

Each share of the Common Stock registered hereunder includes Series D preferred stock purchase rights pursuant to the rights agreement, dated as of January 22, 2018, as amended, between the Company and the rights agent named therein (the “Rights”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock. The Rights have no value except as reflected in the market price of the shares of the Common Stock to which they are attached, and can be transferred only with the shares of Common Stock to which they are attached.

(4)	Includes 2,500,000 shares of common stock issuable upon exercise of the Warrants (as defined herein).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2019

PROSPECTUS

13,973,799 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named herein of up to 13,973,799 shares of the common stock, par value $0.001 per share (the “Common Stock”), of Inseego Corp. (the “Company”). The 13,973,799 shares of Common Stock covered by this prospectus includes 2,500,000 shares of Common Stock issuable upon exercise of outstanding warrants to purchase shares of Common Stock (each a “Warrant” and, collectively, the “Warrants”) that were issued to the selling stockholders on March 28, 2019. The Warrants are exercisable during the period from September 28, 2019 to June 30, 2022, and have an exercise price of $7.00 per share of Common Stock.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 8 for more information.

We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.

The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with this registration statement. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this offering.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “INSG.” On May 8, 2019, the last reported sale price of our Common Stock on the NASDAQ Global Select Market was $4.54.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 and contained under similar headings in the other documents that we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2019.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell Common Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of the Common Stock. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

The distribution of this prospectus and the issuance of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 5. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”.

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, “Inseego” or “the Company” refer to Inseego Corp., a Delaware corporation, and its wholly owned or indirect subsidiaries, and their predecessors. References to the “selling stockholders” refer to the stockholders listed herein under “The Selling Stockholders” and their permitted transferees, donees, pledgees or other successors-in-interest.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2019, including the amendment thereto filed on Form 10-K/A on April 30, 2019, and elsewhere in the other documents incorporated by reference into this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

TRADE NAMES, TRADEMARKS AND SERVICE MARKS

“Inseego”, the Inseego logo, “Novatel Wireless”, the Novatel Wireless logo, “MiFi”, “MiFiiQ”, “MiFi Intelligent Mobile Hotspot”, “MiFi Freedom. My Way.”, “DigiCore”, “Ctrack”, the Ctrack logo, “Inseego North America”, “Skyus” and “Crossroads” are trademarks or registered trademarks of Inseego Corp. and its subsidiaries. Other trademarks, trade names or service marks used in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Our Company

The Company is a leader in the design and development of mobile (advanced 4G and 5G New Radio (“5G NR”)), Internet of Things (“IoT”) and cloud solutions for large enterprise verticals, service providers and small and medium-sized businesses around the globe. Our product portfolio consists of fixed and mobile device-to-cloud solutions that provide compelling, intelligent, reliable and secure end-to-end IoT services with deep business intelligence. The Company’s products and solutions power mission critical applications with a “zero unscheduled downtime” mandate, such as 5G fixed wireless access gateway solutions, 4G and 5G mobile broadband, industrial IoT, SD WAN failover management, asset tracking and fleet management services. Our solutions are powered by our key innovations in wireless technologies, including a suite of products employing the 5G NR standards, and purpose-built Software-as-a-Service cloud platforms.

We have invented and reinvented ways in which the world stays connected, accesses information and derives intelligence from that information. With multiple first-to-market innovations and a strong and growing portfolio of hardware and software innovations for IoT, the Company has been advancing technology and driving industry transformation for over 30 years. It is this proven expertise and commitment to quality and innovation that makes us a preferred global partner of service providers, distributors, value-added resellers, system integrators and enterprises worldwide.

The following is a summary of the transactions relating to the securities being registered hereunder:

Private Placement

In order to fund working capital and for other general corporate purposes, on August 6, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Golden Harbor Ltd. and North Sound Trading, LP, pursuant to which the Company issued and sold to Golden Harbor Ltd. and North Sound Trading, LP, in a private placement transaction (the “Private Placement”), an aggregate of 12,062,000 immediately separable units (the “Units), with each Unit consisting of (a) one share of Common Stock and (b) a warrant to acquire 0.35 of a share of Common Stock (each a “2018 Warrant” and, collectively, the “2018 Warrants”), for a purchase price of $1.63 per Unit. The Purchase Agreement further granted to the selling stockholders certain appointment and nomination rights related to the Company’s board of directors (the “Board”).

In connection with the Private Placement, the Company and the selling stockholders entered into a Registration Rights Agreement, pursuant to which the Company agreed to prepare and file a registration statement with the Commission to register the sale or other disposition of the shares of our Common Stock held by the selling stockholders and the shares of our Common Stock issuable upon exercise of the 2018 Warrants and to use commercially reasonable efforts to cause the Commission to declare the registration statement effective.

Secondary Purchases

In December 2018, the selling stockholders acquired, in a privately negotiated transaction, an aggregate of 11,473,799 shares of Common Stock from another of the Company’s stockholders (the “Secondary Purchases”).

Warrant Transactions

In order to provide the Company with additional working capital, on March 28, 2019, each of the selling stockholders agreed to exercise the 2018 Warrants that they were issued in the Private Placement. Upon exercise of the 2018 Warrants, the selling stockholders collectively purchased 4,221,700 shares of Common Stock, at an exercise price of $2.52 per share, for aggregate cash proceeds to the Company of approximately $10.6 million. In order to induce the selling stockholders to exercise the 2018 Warrants, on March 28, 2019, the Company issued to the selling stockholders Warrants to purchase an aggregate of 2,500,000 shares of Common Stock (each, a “Warrant Share” and, collectively, the “Warrant Shares”) at an exercise price of $7.00 per share. The Warrants will be exercisable from September 28, 2019 through June 30, 2022, the expiration date of the Warrants. Each Warrant will be exercisable on a cash basis unless, at the time of such exercise, the Warrant Shares underlying such Warrant cannot be immediately resold pursuant to an effective registration statement or Rule 144 of the Securities Act without volume or manner of sale restrictions, in which case such Warrant shall also be exercisable on a cashless exercise basis.

The Offering

Securities offered	13,973,799 shares of Common Stock, including 2,500,000 shares of Common Stock issuable upon exercise of the Warrants, and related rights to purchase Series D Preferred Stock.

Common Stock to be outstanding after the offering	81,233,610 shares

Selling Stockholders	All of the shares of Common Stock are being offered by the selling stockholders identified in the section titled “The Selling Stockholders” beginning on page 6 of this prospectus.

Use of Proceeds	We will not receive any of the proceeds from sales of shares of Common Stock by the selling stockholders.

NASDAQ Global Select Market Symbol	INSG

The above information regarding the shares of Common Stock to be outstanding after the offering is based on 78,733,610 shares of Common Stock outstanding as of May 3, 2019 and assumes exercise in full of the Warrants.

Company Information

Inseego Corp. is a Delaware corporation formed in 2016 and is the successor to Novatel Wireless Inc., a Delaware corporation formed in 1996, resulting from an internal reorganization that was completed in November 2016. Our principal offices are located at 12600 Deerfield Parkway, Suite 100, Alpharetta, Georgia 30004, our corporate offices are located at 9605 Scranton Road, Suite 300, San Diego, CA 92121, and our sales and engineering offices are located throughout the world. Our telephone number is (858) 812-3400. Inseego’s Common Stock trades on The NASDAQ Global Select Market under the trading symbol “INSG”.

We maintain an Internet website at www.inseego.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on or accessible through our website as part of this prospectus.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to purchase any of the Common Stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We will receive no proceeds from the sale of the Common Stock by the selling stockholders. The selling stockholders will pay any underwriting discounts and commissions and any similar expenses they incur in disposing of the Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus. These may include, without limitation, all registration, qualification and printing fees, listing fees, fees and expenses incident to any required review by the Financial Industry Regulatory Authority, Inc. and fees and expenses of our counsel and accountants.

THE SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below, from time to time, of up to 13,973,799 shares of our Common Stock, including 11,473,799 shares of our currently issued and outstanding Common Stock and up to 2,500,000 shares of our Common Stock issuable to the selling stockholders upon exercise of the Warrants as described above under the heading “Prospectus Summary-Private Placement.”

We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares covered hereby. The selling stockholders might not sell any, or may only sell a portion, of the shares covered by this prospectus or may sell or dispose of some or all of such shares other than pursuant to this prospectus. Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of such shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. For purposes of the table below, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus, and all the shares covered by the prospectus on Form 424B3 (12,212,775 shares owned by Golden Harbor Ltd. and 8,580,925 shares owned by North Sound Trading, LP) filed with the Commission on February 12, 2019, upon completion of the applicable offering.

On August 6, 2018, in accordance with the terms of the Purchase Agreement, the Board appointed James Avery, a representative of Golden Harbor Ltd., and Brian Miller, a representative of North Sound Trading, LP, to serve as members of the Board.

Except as described above, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. We believe that: (a) no selling stockholder is a broker-dealer or affiliate of a broker-dealer; (b) no selling stockholder has any direct or indirect agreements or understandings with any person to distribute their shares; and (c) unless otherwise indicated in the footnotes below, each selling stockholder has sole voting and investment power with respect to all shares beneficially owned.

In recognition of the fact that the selling stockholders may wish to be legally permitted to sell the securities when they deem appropriate, we agreed with the selling stockholders to file a registration statement to register the resale of the securities. We also have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of such time as: (a) all of the securities covered by such registration statement have been disposed of or transferred by the selling stockholders in accordance with such registration statement; (b) all of the securities covered by such registration statement have been previously sold or transferred pursuant to Rule 144 under the Securities Act; or (c) with respect to a selling stockholder, such selling stockholder ceases to own at least 5% of our total then-issued and outstanding Common Stock.

The table below presents information regarding the selling stockholders and the shares of our Common Stock that they may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 78,733,610 shares of Common Stock issued and outstanding as of May 3, 2019. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the selling stockholders the right to acquire Common Stock within 60 days of May 3, 2019. Information in the table below is based on information provided by or on behalf of the selling stockholders and on the Schedule 13D/A filed by Golden Harbor Ltd. on March 29, 2019 and the Schedule 13D/A filed by North Sound Trading, LP on March 29, 2019. Since the date on which the selling stockholders provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus (2)	Common Stock Owned After Offering (3)
	Number	Number	Number	Percent
Golden Harbor Ltd. (4)	21,965,504	11,627,729	0	0%
North Sound Trading, LP (5)	10,301,995	2,346,070	0	0%

(1)

The number of beneficially owned shares does not include any Warrant Shares because, per the terms of the Warrants, the selling stockholders do not have the right to acquire such Warrant Shares within 60 days of May 3, 2019.

(2)

The maximum number of shares consists of the aggregate of the number of shares of Common Stock acquired by the selling stockholders in the Secondary Purchases, respectively, and the number of shares of Common Stock issuable upon exercise of the Warrants held by the selling stockholders, respectively. In addition to the shares set forth in the table, the number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including stock splits, dividends, distributions or reclassifications, and mergers, consolidations, statutory share exchanges or other similar transactions.

(3)

For purposes of this table, the Company assumes that all of the shares covered by this prospectus and all the shares covered by the prospectus on Form 424B3 (12,212,775 shares owned by Golden Harbor Ltd. and 8,580,925 shares owned by North Sound Trading, LP), filed with the Commission on February 12, 2019, will be sold by the selling stockholders.

(4)	Golden Harbor Ltd. and Joe Lewis have shared voting and shared investment power with respect to all shares beneficially owned by Golden Harbor Ltd.
(5)

The shares are owned directly by North Sound Trading LP, a Delaware partnership, Brian Miller is the sole shareholder of North Sound Management, Inc., a Delaware corporation, which is in turn the general partner of North Sound Trading, LP.

Each time a selling stockholder sells any shares of Common Stock offered by this prospectus, it is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about such selling stockholder and the terms of the shares of Common Stock being offered in the manner required by the Securities Act.

No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the Commission and remains effective at the time a selling stockholder offers or sells shares of Common Stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the Commission incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of the shares of Common Stock or interests in the shares of Common Stock covered hereby:

•	on any stock exchange, market or trading facility on which the shares are traded or in private transactions; or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the Common Stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or without cash consideration.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	sales on any national securities exchange or quotation on which the Common Stock may be listed or quoted at the time of the sale;

•	sales in the over-the-counter market;

•	sales in transactions other than on such exchanges or services or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale or distribution; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest of the selling stockholders under this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers or other financial institutions that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through such agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

DESCRIPTION OF COMMON STOCK

The following information describes our Common Stock, as well as certain provisions of our amended and restated certificate of incorporation (as amended, our “Certificate of Incorporation”) and our amended and restated bylaws (as amended, our “Bylaws”). This description is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which have been filed with the Commission as exhibits to our registration statement, of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 150,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series designated by the Board, of which 150,000 shares have been designated as Series D Preferred Stock (as defined below). As of May 3, 2019, there were 78,733,610 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board out of funds legally available for that purpose. Pursuant to our Certificate of Incorporation, holders of Common Stock are entitled to one vote per share, and are entitled to vote upon such matters and in such manner as may be provided by law. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of Common Stock, upon the liquidation, dissolution or winding up of the Company, are entitled to share equally and ratably in the assets of the Company. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the rights, preferences and privileges of any series of Preferred Stock that we may issue in the future.

Each share of Common Stock includes Series D Preferred Stock purchase rights (the “Rights”) pursuant to the rights agreement, dated as of January 22, 2018, between the Company and the rights agent named therein, as amended (the “Rights Agreement”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock. The Rights have no value except as reflected in the market price of the shares of the Common Stock to which they are attached, and can be transferred only with the shares of Common Stock to which they are attached.

Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “INSG.”

Preferred Stock

Our Certificate of Incorporation provides that we may issue shares of Preferred Stock from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series of Preferred Stock. The Board may, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of our existing management.

Series D Preferred Stock

The Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), is reserved for issuance in connection with the Rights outstanding under our Rights Agreement. The Series D Preferred Stock will not be redeemable at the option of the holder thereof. Each share of Series D Preferred Stock will be entitled to receive quarterly dividends when, and if declared by the Board, out of funds legally available for such purpose, equal to 1,000 times the aggregate of all dividends declared per share of Common Stock since the immediately preceding quarterly dividend payment date. In the event of our liquidation, the holders of Series D Preferred Stock will be entitled to an aggregate payment equal to 1,000 times the payment made per share of Common Stock, plus any accrued and unpaid dividends. Each share of Series D Preferred Stock shall be entitled to 1,000 votes, voting together with the shares of Common Stock, on any matter submitted to a vote of our stockholders. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series D Preferred Stock will be exchanged for 1,000 times the amount of consideration into which each share of Common Stock is exchanged. Because of the nature of the Series D Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth share of Series D Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. The Series D Preferred Stock would rank junior to any other series of Preferred Stock. There are currently no shares of Series D Preferred Stock issued and outstanding.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•

the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, the Company has not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire the Company.

Anti-Takeover Effects of Our Charter Documents

Our Certificate of Incorporation provides for our Board to be divided into three classes serving staggered terms. Approximately one-third of the Board will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of our stockholders, including proposed nominations of persons for election to the Board. Among other requirements, the advance notice provisions provide that (i) a stockholder must provide to the secretary of the Company timely notice (generally 90-120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders) of any business, including director nominations, proposed to be brought before the annual or special meeting, which notice must conform to the substantive requirements set forth in the Bylaws, (ii) a stockholder must deliver certain information regarding the person(s) making the proposal, and in the case of any nominee for election to the Board, information regarding such nominee, in each case as set forth in the Bylaws, and (iii) any nominee for election to the Board must provide both an executed questionnaire regarding his or her background, qualifications, stock ownership and independence, and an executed representation agreement regarding voting commitments, indemnification or similar arrangements and compliance with Company policies applicable to members of the Board. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Our Bylaws provide that our Board, our chairperson of the Board or our chief executive officer may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to such time as a majority of the Board believed the matter should be considered or until the next annual meeting provided that the requestor met the notice and other requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the Board also could be delayed until the next annual meeting.

Our Certificate of Incorporation provides that our Bylaws may be altered or amended or new bylaws adopted by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.

Our Board is expressly authorized to adopt, amend or repeal our Bylaws. This provision may not be repealed, amended or altered in any respect without the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.

Our Certificate of Incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder of the requisite number of shares of our capital stock would not be able to amend our Bylaws or remove directors without holding a stockholders’ meeting. The holder would have to obtain the consent of a majority of our Board, our chairperson of the Board or our chief executive officer to call a stockholders’ meeting and satisfy the notice periods determined by our Board.

Anti-Takeover Effects of Our Rights Agreement

On January 22, 2018, the Company entered into a Rights Agreement with Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (“Rights Agent”). In connection with the Rights Agreement, the Board authorized and declared a dividend distribution of one Right for each share of Common Stock outstanding and has authorized the issuance of one Right with respect to each share of Common Stock that is issued and becomes outstanding until the earlier of the Distribution Date and the Expiration Date (each as defined in the Rights Agreement). Prior to exercise, the Rights do not give their holders any rights as stockholders of the Company, including any dividend, voting or liquidation rights. The Rights trade only with the shares of Common Stock to which they are attached. A complete description and terms of the Rights are set forth in the Rights Agreement.

The Rights are not exercisable until the Distribution Date. Until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Upon the Distribution Date, the Rights may be transferred separately from the Common Stock, and each Right, other than Rights held by an Acquiring Person (as defined below), will entitle its holder to purchase from the Company one one-thousandth of a share of Series D Preferred Stock, at a purchase price of $10.00 per one one-thousandth of a share of Series D Preferred Stock, subject to adjustment (the “Purchase Price”). An “Acquiring Person” is any person or group of affiliated or associated persons that has acquired or has the ability to acquire direct or indirect beneficial ownership of 4.9% or more of the Company’s Common Stock then-outstanding, subject to certain exceptions. In connection with the Private Placement, the Company and the Rights Agent entered into an amendment to the Rights Plan for the purpose of expanding the definition of “Grandfathered Stockholder” under the Rights Plan to include each of the investors in the Private Placement such that neither of such investors would become an “Acquiring Person” under the Rights Plan unless, after the Private Placement, they acquired beneficial ownership of additional Company securities (other than as a result of any adjustment provision or the accrual of interest under any outstanding convertible notes) equal to more than 0.50% of the then-outstanding Common Stock.

In connection with the Secondary Purchases, the Company and the Rights Agent entered into an amendment to the Rights Plan for the purpose of modifying the definition of “Acquiring Person” under the Rights Agreement to permit each of the selling stockholders to remain a Grandfathered Stockholder (and not be deemed an “Acquiring Person” under the Rights Agreement) in connection with such Grandfathered Stockholder’s purchase of additional shares of the Common Stock from other existing Grandfathered Stockholders in the Secondary Purchases. Accordingly, neither of the selling stockholders would become an “Acquiring Person” under the Rights Plan unless, after the Secondary Purchases, they acquired beneficial ownership of additional Company securities (other than as a result of any adjustment provision or the accrual of interest under any outstanding convertible notes) equal to more than 0.50% of the then-outstanding Common Stock.

In connection with the issuance of the Warrants, the Company and the Rights Agent entered into an amendment to the Rights Plan for the purpose of modifying the definition of “Acquiring Person” under the Rights Agreement to permit each of the selling stockholders to remain a Grandfathered Stockholder (and not be deemed an “Acquiring Person” under the Rights Agreement) in connection with such Grandfathered

Stockholder’s receipt of the Warrants. Accordingly, neither of the selling stockholders shall become an “Acquiring Person” under the Rights Plan unless, after the issuance of the Warrants, they acquire beneficial ownership of additional Company securities (other than as a result of any adjustment provision or the accrual of interest under any outstanding convertible notes) equal to more than 0.50% of the then-outstanding Common Stock.

If any person becomes an Acquiring Person, each holder of Rights (other than Rights owned by an Acquiring Person, which shall have become void), will thereafter have the right to receive, upon exercise thereof, that number shares of Common Stock of the Company having a market value equal to two times the Purchase Price.

If, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current purchase price of the Right, that number of shares of Common Stock of the acquiring company which at the time of such transaction will have a market value equal to two times the Purchase Price.

At any time after any person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the Common Stock then-outstanding, the Board may exchange the Rights (other than Rights owned by an Acquiring Person, which shall have become void), at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

The Rights will expire on the earliest of (i) the close of business on January 22, 2021, (ii) the time at which the Rights are redeemed, and (iii) the time at which the Rights are exchanged.

At any time before any person becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate.

The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. However, from and after such time as any person becomes an Acquiring Person, the Rights Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than Rights which have become null and void).

The Rights have anti-takeover effects. If the Rights are exercised, shares of Series D Preferred Stock will be issued, which will cause significant dilution to an Acquiring Person that attempts to acquire us on terms not approved by our Board. The Rights should not interfere with any merger or other business combination approved by our Board since the Rights may be amended to permit such acquisition or redeemed by us at $0.0001 per Right at any time prior to the time that a person or group becomes an Acquiring Person.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and related rights to purchase Series D Preferred Stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021, and its telephone number is (877) 290-2245.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Paul Hastings LLP, San Diego, California.

EXPERTS

The consolidated financial statements of Inseego Corp. appearing in Inseego Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2018 and the effectiveness of Inseego Corp.’s internal control over financial reporting as of December 31, 2018, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Marcum LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.

Mayer Hoffman McCann P.C., independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. The Commission maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including Inseego Corp. You may also access our reports and proxy statements free of charge at our Internet website, http://investor.inseego.com.

This prospectus is part of a registration statement that we have filed with the Commission relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the Commission, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the Commission’s Public Reference Room or through its Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the Commission allow us to incorporate by reference in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have filed separately with the Commission. You should read the information incorporated by reference because it is an important part of this prospectus. We hereby incorporate by reference the following information or documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 12, 2019, and the amendment thereto filed on Form 10-K/A on April 30, 2019;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the Commission on May 9, 2019;

•	our Current Report on Form 8-K filed with the Commission on March 29, 2019;

•

the description of our Common Stock contained in our Current Report on Form 8-K, dated November  9, 2016, which updates the description of our Common Stock contained in the Registration Statement on Form S-1 (File No. 333-42570), filed with the Commission on July 28, 2000, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to each person, including any beneficial owner, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Inseego Corp., Attention: Shareholder Services, 9605 Scranton Road, Suite 300, San Diego, CA 92121, telephone (858) 812-3400.

Inseego Corp.

13,973,799 Shares of Common Stock

PROSPECTUS

                     , 2019

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

Registration Fee	$8,010.84
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	50,000
Miscellaneous	5,000

Total	$113,010.84

In addition to the above, the selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that: (i) to the extent that a present or former or director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, our directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of the directors’ fiduciary duties. This provision in our Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article 6 of our Bylaws provides that we will indemnify, to the maximum extent and in the manner permitted by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith.

In addition to the above, we have entered into indemnification agreements with each of our directors and executive officers (each, an “Indemnitee”). In general, the indemnification agreements provide that, subject to certain limitations, the Company will indemnify and hold harmless each Indemnitee against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf, in connection with certain pending, completed or threatened proceedings, as defined in the indemnification agreements, if the Indemnitee acted in good faith and reasonably in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. We also have directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by our directors and officers in their capacities as directors and officers of the Company.

Item 16. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number

4.1	Amended and Restated Certificate of Incorporation.	8-K	November 9, 2016	3.1

4.2	Certificate of Designation of Series D Junior Participating Preferred Stock of Inseego Corp.	8-K	January 22, 2018	3.1

4.3	Amended and Restated Bylaws.	8-K	November 9, 2016	3.2

4.4	Form of Inseego Corp. Common Stock Certificate.	8-K	November 9, 2016	4.1

4.5	Common Stock Purchase Warrant issued to Golden Harbor Ltd., dated March 28, 2019, by Inseego Corp.	8-K	March 29, 2019	4.1

4.6	Common Stock Purchase Warrant issued to North Sound Trading, LP, dated March 28, 2019, by Inseego Corp.	8-K	March 29, 2019	4.2

4.7	Registration Rights Agreement, dated August 6, 2018, by and among Inseego Corp. and the Investors identified on Exhibit A to the Securities Purchase Agreement.	8-K	August 7, 2018	4.3

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number

4.8	Rights Agreement, dated January 22, 2018, by and among Inseego Corp. and Computershare Trust Company, N.A., as Rights Agent.	8-K	January 22, 2018	4.1

4.9	Amendment No. 1 to Rights Agreement, dated August 6, 2018, by and among Inseego Corp. and Computershare Trust Company, N.A., as Rights Agent.	8-K	August 7, 2018	4.5

4.10	Amendment No. 2 to Rights Agreement, dated December 4, 2018, by and among Inseego Corp. and Computershare Trust Company, N.A., as Rights Agent	8-K	December 10, 2018	4.1

4.11	Amendment No. 3 to Rights Agreement, dated March 28, 2019, by and among Inseego Corp. and Computershare Trust Company, N.A., as Rights Agent	8-K	March 29, 2019	4.3

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of Independent Registered Public Accounting Firm (Mayer Hoffman McCann P.C.).

23.2*	Consent of Independent Registered Public Accounting Firm (MARCUM LLP).

23.3*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed-furnished herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 9, 2019.

INSEEGO CORP.

By:	/s/ Stephen Smith
Stephen Smith Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan Mondor and Stephen Smith, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all additional registration statements relating to the registration statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Dan Mondor Dan Mondor	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	May 9, 2019

/s/ Stephen Smith Stephen Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2019

/s/ James B. Avery James B. Avery	Director	May 9, 2019

/s/ Brian Miller Brian Miller	Director	May 9, 2019

/s/ Robert Pons Robert Pons	Director	May 9, 2019

/s/ Jeffrey Tuder Jeffrey Tuder	Director	May 9, 2019